EXHIBIT 23.1

AMERSHAM PLC

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 23 May 2003 relating to the financial statements which appear in the Annual Report on Form 20-F of Amersham plc for the year ended 31 December 2002.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

London, England
29 October 2003